EXHIBIT 99.1
                              MERCHANTS GROUP, INC.
                                 250 Main Street
                             Buffalo, New York 14202


                                                              July 23, 1998



Merchants Mutual Insurance Company
250 Main Street
Buffalo, New York 14202

Attn:  Randall Clark, Chairman of the Board

         Re: Management Agreement made by and among Merchants Mutual Insurance Company ("Mutual"), Merchants
                  Insurance Company of New Hampshire, Inc. ("MNH") and Merchants Group, Inc. ("MGI") dated as of September 29, 1986 (the "Management Agreement")

Dear Randy:

                  MGI hereby gives notice that it is terminating the Management Agreement. This notice, although given pursuant to the Management Agreement, in no way is to be construed as a waiver of any rights that MGI may have concerning the validity or enforceability of the Management Agreement or any part thereof or of any of MGI's or MNH's rights thereunder.

                                    Very truly yours,

                                    MERCHANTS GROUP, INC.


                                    By: S/BRENT  D. BAIRD
                                        Brent D. Baird, President